Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 9, 2006 on the financial statements of Alesco Financial Trust in the Proxy Statement of Sunset Financial Resources, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-135020) and related Prospectus of Sunset Financial Resources, Inc. for the registration of 14,415,531 shares of its common stock.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
August 16, 2006